Exhibit 99.1

April 28, 2015

CyrusOne Announces Transaction to Acquire Cervalis

Portfolio To Be Acquired Significantly Enhances Company’s Geographic and Customer Diversification and Strengthens Product Portfolio

DALLAS—(BUSINESS WIRE)— CyrusOne Inc. (“CyrusOne”) (NASDAQ:CONE) announced today the signing of a definitive agreement to acquire four data center facilities and two work area recovery facilities (collectively, the “Facilities”) serving the New York metropolitan area through the acquisition of Cervalis Holdings LLC (“Cervalis”), a privately-held owner and operator of data centers. When completed, the transaction will expand CyrusOne’s existing portfolio to 31 data centers across 12 distinct markets (10 cities in the U.S., London and Singapore).

“We are really excited about this transaction and expect it to create significant strategic opportunities for our customers and benefits to our stockholders. I have known Mike Boccardi and Larry DeGeorge at Cervalis for many years and have always admired the team they have assembled and the financial services focused platform they have created in the New York Metro area,” said Gary Wojtaszek, president and chief executive officer of CyrusOne. “Their focus on serving the needs of the largest financial enterprise customers in the world will be a valuable complement to CyrusOne, and we look forward to working together to continue to grow the combined business and create value for our shareholders.”

Pursuant to the terms of the definitive agreement, a subsidiary of CyrusOne will acquire Cervalis for approximately $400 million, excluding transaction-related expenses, in an all cash transaction. Simultaneously, CyrusOne has obtained financing commitments from KeyBank and intends to finance the acquisition in a manner that takes into consideration balance sheet flexibility, credit ratings impact and accretion to shareholders. The transaction is expected to close in the next 45 to 60 days, subject to the fulfillment of customary closing conditions.

Transaction Highlights

When completed the transaction will add four Tier 3+ data center facilities and two standalone work area recovery facilities serving the New York metropolitan region into CyrusOne’s existing data center platform. The Cervalis Facilities currently comprise more than 500,000 gross square feet of space, including more than 125,000 colocation square feet and over 100,000 square feet of work area recovery space.

“We have known CyrusOne and the management team for many years and are glad that we will be able to join the companies together,” said Michael Boccardi, president and chief executive officer of Cervalis. “The combined strength will provide an opportunity to further accelerate the success we have had in the financial services industry and provide our existing customers the ability to grow outside of the New York metropolitan region into CyrusOne’s global platform.”

In 2014 Cervalis generated revenues of nearly $70 million, with approximately two-thirds being derived from colocation services, and the remainder from interconnection, managed services, and work area recovery products. Over the last five years Cervalis has grown revenue at a compound annual rate of approximately 14%. As of the end of 2014, 77% of the colocation square feet within the Cervalis Facilities was utilized. In addition to the currently available raised floor space, it currently has capacity under shell to deliver an incremental 55,000 colocation square feet.

The transaction is expected to provide additional benefits to CyrusOne, including the following:

•                  Enhanced Geographic Diversification: The combination will greatly enhance CyrusOne’s geographic diversification, establishing a presence in the Northeast with the addition of a platform that includes 4 data centers in the New York metropolitan market.

•                  Access to a High Quality Enterprise Customer Base: Cervalis serves approximately 220 enterprise customers, with a particular niche servicing some of the world’s largest financial institutions, including several Fortune 1000 companies. Approximately two-thirds of its fourth quarter 2014 revenue came from customers within the financial services industry.

•                  Strengthened Product Portfolio: The transaction provides a set of interconnected data centers in one of the world’s largest internet hubs, further enhancing the attractiveness of CyrusOne’s National IX platform. Access to a high-end managed services offering provides a platform that can be selectively leveraged across CyrusOne’s existing customer base to accelerate growth.

Financial Impact

The acquisition is expected to be accretive to Normalized FFO per diluted share and unit in the first year after completion. Additionally, CyrusOne expects to increase utilization of the data centers which is also expected to create additional long-term accretion. The Company will provide updated guidance for the year subsequent to closing. Additional details surrounding the transaction will be provided on CyrusOne’s first quarter 2015 earnings call on Thursday, May 7.

Financial and Legal Advisors

Morgan Stanley and Allen & Company LLC served as financial advisors to CyrusOne, and DLA Piper served as CyrusOne’s legal advisor. DH Capital served as the financial advisor to Cervalis and Pillsbury Winthrop Shaw Pittman served as Cervalis’ legal advisor.

Safe Harbor

This release contains forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of CyrusOne’s proposed acquisition of the Facilities, including future financial and operating results, enhanced utilization of the Facilities, expected cost savings, enhanced revenues and accretion to reported earnings and funds from operations that may be realized from the acquisition; (ii) statements of plans, objectives and expectations of CyrusOne or its management, including the expected timing of completion of the transaction; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements and other statements that are not historical facts. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) the risk that CyrusOne and Cervalis may be unable to obtain any governmental and regulatory approvals required for the acquisition, or that any required governmental and regulatory approvals may delay the acquisition or result in the imposition of conditions that could cause the parties to abandon the acquisition; (ii) the risk that a condition to closing of the acquisition may not be satisfied; (iii) the time required to consummate the proposed acquisition; (iv) the risk that the Facilities will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (v) the risk that the expected increased revenues, funds from operations and net income may not be fully realized or may take longer to realize than expected; (vi) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; and (vii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers. More information on potential risks and uncertainties related to our business is available in our recent filings with the SEC, including CyrusOne’s Form 10-K report, Form 10-Q reports, and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

About CyrusOne

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 665 customers, including nine of the Fortune 20 and 144 of the Fortune 1000 or equivalent-sized companies.

CyrusOne’s data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne’s National IX platform provides robust connectivity options to drive revenue, reduce expenses, and improve service quality for enterprises, content, and telecommunications companies. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 27 data centers worldwide.

CyrusOne Inc.
Investors
Michael Schafer, 972-350-0060
investorrelations@cyrusone.com
Media
Jacob Smith, 513-671-3811
cyrusone@gyro.com